PRESS RELEASE

EMCORE Corporation Announces Preliminary Financial Results for the Second Fiscal Quarter Ended March 31, 2021

Alhambra, CA, April 19, 2021 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of advanced mixed-signal products that serve the aerospace & defense and broadband communications markets, announced preliminary financial results for its second fiscal quarter ended March 31, 2021.

EMCORE expects its revenue for the quarter to be approximately $38.4 million compared to its previous revenue guidance range of $34 million to $36 million.

Jeff Rittichier, EMCORE’s President and CEO commented, “Our Broadband business achieved better-than-forecasted shipments due to improved CATV production output across multiple facilities during the quarter. MSOs continue to invest in their networks to break bottlenecks caused by the bandwidth demands of businesses and their need for remote operations.”

These preliminary and unaudited results are based on the most current information available to management following its initial review of operations for the quarter ended March 31, 2021 and remain subject to completion of EMCORE’s customary closing procedures, including external auditor review. EMCORE expects to provide final financial results for its second fiscal quarter during the week of May 3, 2021.

About EMCORE
EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace & defense and broadband communications markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband transport, 5G wireless infrastructure, optical sensing, and cloud data centers. We leverage industry-leading Quartz MEMS, Lithium Niobate and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its wafer fabrication facility in Alhambra, CA, and Quartz MEMS manufacturing facility in Concord, CA. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facility in Concord. For further information about EMCORE, please visit http://www.emcore.com.

Forward-looking statements:
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding EMCORE's plans, strategies, business prospects, growth opportunities, changes, and trends in our business and expansion into new markets. These forward-looking statements are based on management's current expectations, estimates, forecasts, and projections about EMCORE and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements, including without limitation, the following: (a) uncertainties regarding the effects of the COVID-19 pandemic and the impact of measures intended to reduce its spread on our business and operations, which is evolving and beyond our control; (b) the rapidly evolving markets for EMCORE's products and uncertainty regarding the development of these markets; (c) EMCORE's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (d) delays and other difficulties in commercializing new products; (e) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (f) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (g) risks and uncertainties related to manufacturing and production capacity and expansion plans related thereto; (h) actions by competitors; (i) the risk that, upon completion of further closing and review procedures, the financial results for the second fiscal quarter are different than the results set forth in this press release; and (j) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as updated by our subsequent periodic reports. Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

EMCORE Investor Contact:

Tom Minichiello
Chief Financial Officer
(626) 293-3400
investor@emcore.com